AMENDMENT NO. 1
                              TO THE
               SOUTHWEST GEORGIA FINANCIAL CORPORATION
                       PENSION RETIREMENT PLAN

THIS AMENDMENT NO. 1 is made and entered into as of this 15th day of November, 2006, and effective as set forth herein, by Southwest
Georgia Financial Corporation -(the "Employer");

                             WITNESSETH:

WHEREAS, the. Employer maintains the Southwest Georgia Financial
Corporation Pension Retirement Plan (the "Plan") for the exclusive benefit of its eligible employees and their beneficiaries, as last amended and restated effective as of March 1, 2005;

WHEREAS, pursuant to Article VIII of the Plan, the Employer has authority to amend or modify the Plan at any time;

WHEREAS, pursuant to action taken by its Board of Directors on November 15, 2006, the Employer desires to amend the Plan, effective as of December 31, 2006, to freeze future participation and benefit accruals under the Plan and to make such other changes as the officers of the Employer determine to be necessary or desirable to effect the freezing of the Plan.

NOW, THEREFORE, the Employer hereby amends the Plan as follows, effective as of the date of this Amendment No. 1, except where otherwise noted:

                                  1.

The introductory language included at the beginning of the Plan document is hereby amended by adding the following new paragraph to the end of the introduction:

"Effective December 31, 2006, the Plan is frozen as provided herein. No new Members are allowed to enter the Plan after December 31, 2006 and, except as otherwise provided herein, no additional benefits shall accrue under the Plan after December 31, 2006."

                                  2.

Section 1.1 of the Plan is hereby amended by adding the following new sentence at the end thereof:

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"Notwithstanding the preceding, the Plan is frozen as of December 31,
2006, as provided herein."

                                  3.

Section 1.6 of the Plan is hereby amended by adding the following new sentence at the end thereof:

"Notwithstanding the foregoing, this Plan shall only take into
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account the Monthly Average Earnings that are earned for periods of service prior to the Freeze Date."

                                  4.

Section 1.12 of the Plan is hereby amended by adding the following new sentence at the end thereof:

"Notwithstanding anything herein to the contrary, for purposes of determining whether a Member has satisfied the eligibility requirements for Early Retirement, he shall receive credit for all Years of Service completed after the Freeze Date."

                                  5.

Section 1.13 of the Plan is hereby amended by adding the following new sentence at the end thereof:

"Notwithstanding the foregoing, this Plan shall only take.into account the Earnings that are earned for periods of service prior to the Freeze Date and Earnings that are earned for periods of service after the Freeze Date shall not be taken into account for purposes of the Plan."

                                  6.

Article I is hereby amended by adding the following new definition as
Section 1.19A:

"1.19A The term `Freeze Date' shall mean December 31, 2006, the date on which the Plan is frozen for purposes of new Members and accrual of benefits, as set forth herein."

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                                  7.

Section 1.20 of the Plan is hereby amended by adding the following new subsection (f) to the end thereof:

"(f) 	Notwithstanding the foregoing, neither an Employee nor a Member shall earn or be credited with an Hour of Service after the Freeze Date for purposes of determining eligibility to participate or to calculate such Member's Accrued Benefit. Following the Freeze Date, Hours of Service shall continue to be counted for purposes of determining Years of Service to determine a Member's Early Retirement Date pursuant to Section 1.12, his Vested Interest determined pursuant to Section 5.1 and his eligibility for an Early Retirement benefit pursuant to Section-3.4."

                                  8.

Section 1.39 of the Plan is hereby amended by adding the following new paragraph to the end of the section:

"Notwithstanding anything herein to the contrary, no Member shall be credited with any Years of Service after the Freeze Date for purposes of calculating his Monthly Retirement Income and Accrued Benefit. A

Member shall continue to receive credit for Years of Service completed after the Freeze Date solely for purposes of determining the vested interest in his Accrued Benefit as set forth in Section 1.12 and eligibility for Early Retirement as set forth in Section 5.1."

                                  9.

Section 2.1 of the Plan is hereby amended by adding the following new sentence as the last sentence thereof:

"Notwithstanding any provision to the contrary, no Employee shall become a Member in the Plan after the Freeze Date."

                                 10.

Section 2.2 of the Plan is hereby amended by deleting the section in its entirety and substituting the following in lieu thereof:

"2.2 	Resumption of Membership. A Retired or Terminated Member who,
prior to the Freeze Date, returns to the employ of the Employer or completes a Year of Service after incurring a Break in Service while still employed by the Employer, shall again. become a Member as of the Anniversary Date occurring within the Plan Year in which

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he is re-employed or in which he completes a Year of Service following the Break in Service, whichever is applicable. Any such Member's benefit payments shall thereupon be suspended as provided in
Section 3.7 of the Plan. If a Retired or Terminated Member is reemployed as an Employee prior to the Freeze Date and .continues in the employ of the Employer through the last day of the Plan Year, such individual shall resume his Membership for the Plan Year of employment, even though he completes not more than 500 Hours of Service during such Plan Year.

Notwithstanding anything herein to the contrary, a Retired or Terminated Member who, after the Freeze Date, returns to the employ of the Employer or completes a Year of Service after incurring a Break in Service while still employed by the Employer, shall not resume Membership in the Plan; provided, however, such Member may receive credit for additional Years of Service upon reemployment to the extent provided herein."

                                 11.

Section 2.6 of the Plan is hereby amended by adding the following new sentence to the end of the section:

"No individual can become a Member in this Plan after the Freeze Date."

                                 12.

Section 2.8 of the Plan is hereby amended by adding the following new sentence to the end of the section:

"No individual can become a Member in this Plan after the Freeze Date."

                                 13.

Section 3.3 of the Plan is hereby amended by adding the following new sentence to the end of the section:

"Notwithstanding the foregoing, except as otherwise provided in
Section 6.4, effective on and after the Freeze Date, the Member shall not be entitled to any additional Actuarial Equivalent increase in the Monthly Retirement Income to which he otherwise would have been entitled at his Normal Retirement Date or any increase in Monthly Retirement Income based on his compensation 'and service after the Freeze Date.

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                                 14.

Section 3.4 of the Plan is hereby amended by adding the following new sentence to the end of the section:

"Notwithstanding anything herein to the contrary, solely for purposes of determining a Member's eligibility for Early Retirement and his Early Retirement Date, Years of Service shall include Years of
Service credited after the Freeze Date in accordance with the provisions of the Plan."

                                 15.

Section 3.5 of the Plan is hereby amended by adding the phrase "and prior to the Freeze Date," after the words "at least 10 Years of Service," found in the first sentence thereof and also by adding the phrase "prior to the Freeze Date" after the words "and returns to employment with the Employer" found in the last sentence of the section.

                                 16.

Section 5.1 of the Plan is hereby amended by adding the following new paragraph to the end of the section:

"Notwithstanding anything herein to the contrary, for purposes of determining a Member's vested interest in his Accrued Benefit under the Plan, Years of Service shall include Years of Service credited after the Freeze Date in accordance with the provisions of the Plan. A Member with no vested interest in his Accrued Benefit shall not become vested as a result of the freezing of the Plan."

                                 17.

Section 6.4 of the Plan is hereby amended by adding the following to the end of the section:

"With respect to distributions under the Plan required to be made under Code SS401(a)(9) for calendar years 2003 and later, the Plan will apply the minimum distribution requirements of Code SS401(a)(9) in accordance with the final regulations under Code SS401(a)(9) that were issued on April 17, 2002, in accordance with Rev. Proc. 2002-29.

A Member's Accrued Benefit will be actuarially increased to take into account certain periods after age 70-1/2 for which the Member does not receive any benefits under the Plan. The actuarial increase applies for the period (1) that begins on

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the April 1 following the calendar year in which the Member attains age
70-1/2 (January 1, 1997 in the case of a Member who attains age 70-1/2 prior to 1996) (the "Start Date"), and (2) that ends on the date on which benefits commence in an amount sufficient to satisfy Code section 401(a)(9) (the "End Date). After applying the actuarial increase, an affected Member's Accrued Benefit as of the End Date must be no less than the Actuarial Equivalent as of the End Date of the Member's Accrued Benefit as of the Start Date plus the Actuarial Equivalent as of the End Date of additional benefits accrued after the Start Date, reduced by the Actuarial Equivalent of any distributions made after the Start Date. Any actuarial increase provided by this subsection is the same as, and not in addition to, the actuarial increase required for that same period under Code section 411, except that the actuarial increase required under this paragraph must be provided even during a period during which an Employee is in section 203(a)(3)(B) Service. The actuarial adjustment in this subsection does not apply in the case of a 5-percent owner.

Distributions under the Plan shall be made in accordance with the provisions of Code SS401(a)(9) and applicable Treasury Regulations issued under Code SS401 (a)(9) (subsection (a) above specifies which regulations are applied at certain times), including the incidental benefit requirement of Code SS401(a)(9)(G), provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this subsection shall be construed as providing any optional form of payment that is not available under the other distribution provisions of the Plan."

                                 18.

Except as amended herein, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment No. I to be executed by its duly authorized officer as of November 15, 2006.

                            SOUTHWEST GEORGIA FINANCIAL CORPORATION

                            By: /s/DeWitt Drew
                                DeWitt Drew
                                President and Chief Executive Officer


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